SILVESTRE LAW GROUP, P.C.

31200 Via Colinas, Suite 200

Westlake Village, CA 91362

(818) 597-7552

Fax (818) 597-7551

August 14, 2012

Neuralstem, Inc.

9700 Great Seneca Highway

Rockville Md, 20850

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-169847) (as amended or supplemented, the “Registration Statement”) filed on October 8, 2010 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by Neuralstem, Inc., a Delaware corporation (the “Company”) of up to $50,000,000 of the Company’s securities. The Registration Statement was declared effective by the Commission on October 14, 2012. Reference is made to our opinion letter dated October 8, 2010 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) dated August 14, 2012 and filed by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 6,900,000 shares (the “Shares”) of the Company’s $0.01 par value common stock (“Common Stock”) (including up to 900,000 shares that may be sold pursuant to the exercise of an over-allotment option). We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

Additionally, in connection with the offering of the Company Shares, the Company will issue up to 300,000 common stock purchase warrants to the underwriter (“Underwriter Warrants”). There are 300,000 shares (the “Warrant Shares”) which are issuable upon exercise of the Underwriter Warrants. The Underwriter Warrants are in substantially the same form filed as Exhibit 4.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1 (collectively, the “Warrants”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. The opinion set forth below is limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law).

In connection with this opinion, we have examined the Registration Statement, the Prospectus and the Prospectus Supplement.  We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

SILVESTRE LAW GROUP, P.C.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           the issuance and sale of the Shares and the Underwriter Warrants have been duly and validly authorized. The Underwriter Warrants are valid and binding obligations of the Company. When issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, the Shares  and the Underwriter Warrants will be validly issued, fully paid and non-assessable; and

2.           the Warrant Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Underwriter Warrants (including the due payment of any exercise price therefore specified in the Underwriter Warrants), the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and to the Delaware General Corporation Law.  We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

  We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.”   In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ SILVESTRE LAW GROUP, PC
Silvestre Law Gro up, P.C.